Exhibit 99.6

February 1, 2024

XCHG Limited

XCharge Europe GmbH, Hamburg-Mitte

Grevenweg 24, 20537 Hamburg, Germany

+49 4057128593

No. 12 Shuang Yang Road, Da Xing District, Beijing

People’s Republic of China, 100023

010-57215988

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of XCHG Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on February 1, 2024 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Alberto Mendez Rebollo
Name: Alberto Mendez Rebollo

[Signature Page to Rule 438 Consent]